Exhibit 10.43

Execution Copy

e-TRX LIMITED

AND

HOGG ROBINSON PLC

AMENDED AND RESTATED

SOFTWARE LICENCE AGREEMENT

THIS AMENDED AND RESTATED SOFTWARE LICENCE AGREEMENT, is made effective as of January 1st 2004

BETWEEN

(1)	e-TRX LIMITED, a company incorporated in England and Wales under number 3841799, having its registered office at Sutherland House, Russell Way, Crawley, West Sussex RH10 1UH (“ETRX”); and

(2)	HOGG ROBINSON plc, a company incorporated in England and Wales under number 2107443 whose registered office is at Abbey House, 282 Farnborough Road, Farnborough, Hampshire, GU14 7NJ (“HR”)

1.	DEFINITIONS

In this Agreement:

1.1	Amended and Restated Service Bureau Services means the agreement of that name between the parties made as of the date hereof;

1.2	Amended and Restated Software Development Agreement means the agreement of that name between the parties made as of the date hereof;

1.3	Amended and Restated Support Agreement means the agreement of that name between the parties made as of the date hereof;

1.4	Customer means an undertaking to whom a party, on any date, is supplying (or in the preceding 12 months has supplied) travel management services;

1.5	Delivery (with “Deliver” and “Delivered” being construed accordingly) means in respect of any Software Release the point in time from which such Software Release is first used in a live environment with a Customer, provided always that such Software shall be deemed to be Delivered one (1) month from the date upon which such Software is first installed by HR;

1.6	Effective Date means January Ist 2004;

1.7	Group means, in relation to a company, that company and each Subsidiary from time to time during the Term;

1.8	Hogg Robinson Group means HR and its Subsidiaries from time to time as well as travel franchisees of such Group from time to time enrolled in the travel franchise program of such Group as it materially exists today;

1.9	Intellectual Property Rights means any intellectual property rights anywhere in the world whether registrable or not and whether now known or arising hereafter, including patent, trade marks, service marks, trade names, business names, designs, copyright, database rights and related rights, topography rights, know-how as well as applications for and the right to take action in respect of such rights;

1.10	Modification means changes to the Product that affect existing functionality. Normally this includes streamlining processes, revising screens for clarity, etc;

1.11	Product means the product known as “Highlighter” together with related user documentation and manuals;

1.12	Shareholders Agreement means the Shareholders Agreement entered into between Hogg Robinson Holdings BV (a subsidiary of HR), BCD Technology S.A. and TRX, Inc. (the parent of ETRX) dated November 5, 1999, as amended;

1.13	Software means, collectively, all of the Software Releases provided by ETRX from time to time, with respect to the Product(s) licensed under this Agreement;

1.14	Software Licence Agreement means the software licence agreement of on or about even date between WTT 2 and ETRX;

1.15	Software Release means a complete or partial delivery of one or more Products, normally on magnetic media, but which may be transmitted electronically, at ETRX’s discretion, or as otherwise agreed by the parties. There are several kinds of Software Releases as listed below:

1.15.1	Initial Software Release means the initial delivery of the Product(s) licensed from ETRX;

1.15.2	Upgrade Release (Upgrade) means changes to the Product delivered after the Initial Software Release;

1.15.3	Corrective Release (Fix) means changes to the Product delivered to correct a bug that impairs the normal operation of the Product. May be included as part of an Upgrade Release;

1.16	Specifications means the current functional specifications of the Software as published by ETRX and/or as agreed from time to time between the parties;

1.17	Subsidiary means in relation to an undertaking (the holding undertaking), any other undertaking in which the holding undertaking directly or indirectly holds or controls either;

1.17.1	a majority of the Voting Rights; or

1.17.2	the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking, and any undertaking which is a direct or indirect Subsidiary of another undertaking shall also be a Subsidiary of that undertaking’s holding undertaking. For the avoidance of doubt, “undertaking” shall include a body corporate, unincorporated association, joint venture or partnership; or

1.17.3	fifty percent of the Voting Rights together with management and/or board control (whether by contract or otherwise);

For the avoidance of doubt, “undertaking” shall include a body corporate, unincorporated association, joint venture or partnership;

1.18	Term means the term of this agreement, as defined in Clause 8 as such term may be expanded or terminated early as provided for herein;

1.19	Value Added Tax means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar fiscal nature whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere;

1.20	Voting Rights means voting rights exercisable at general meetings of the members (or the equivalent in the relevant jurisdiction) of the relevant company.

1.21	WTT2 means Technology Licensing Company LLC, with its principal place of business at 6W Druid Hills Drive, Atlanta, Georgia 30329;

1.22	In this Agreement, a reference to:

1.22.1	a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before/whether before or after the date of this Agreement and any subordinate legislation made or other thing done under the statutory provisions before/whether before or after the date of this Agreement;

1.22.2	a document is a reference to that document as modified from time to time;

1.22.3	a person includes a reference to a government, state, state agency, corporation, body corporate, association or partnership;

1.22.4	a person includes a reference to that person’s legal personal representatives, successors and permitted assigns;

1.22.5	the singular includes the plural and vice versa unless the context otherwise requires;

1.22.6	a clause or schedule, unless the context otherwise requires, is a reference to a clause of a schedule to this Agreement.

1.22.7	“includes”, “including” and similar terms, means “includes but is not limited to”.

1.23	The headings in this Agreement do not affect its interpretation.

2.	SCOPE OF LICENCE

2.1	ETRX hereby grants HR an irrevocable (save as otherwise provided herein) nonexclusive licence to use the Product and the Software, for the Term on the terms of this Agreement, for the consideration set out in Clause 4.

2.2	The Licence under this Agreement applies to the Initial Software Release and all subsequent Software Releases supplied under this Agreement. An Upgrade Release, if provided by ETRX under the Amended and Restated Support Agreement or otherwise and accepted by HR, replaces part or all of the Software for the Product previously licensed.

2.3	HR may obtain the right to acquire other technical support and education services under the Amended and Restated Support Agreement.

2.4	HR may sub-license the Software or Products and their related documentation to any company within the Hogg Robinson Group on materially the same terms as are set out herein provided that HR remains responsible to ETRX for: (a) the acts and omissions of such Hogg Robinson Group member(s); and (b) the payment of all sums due in respect of their use of the Software and Products. HR shall ensure that all members of the Hogg Robinson Group comply with all relevant restrictions and obligations of HR under this Agreement. ETRX shall be entitled to enforce all rights granted to ETRX under this Agreement against members of the Hogg Robinson Group who sub-license the Software or Products. Notwithstanding the foregoing, HR shall remain fully responsible and liable for any and all acts and/or omissions of such members of the Hogg Robinson Group, and ETRX shall not be required to seek recourse against any such party in lieu of or prior to seeking recourse against HR.

2.5	HR’s sub-licensees’ shall be entitled to further sub-license the Software or Products to their Customers provided always that HR remains responsible to ETRX for (a) the acts and omissions of such Customers; and (b) the payment of all sums due in respect of their use of the Software and Products. In addition, HR and members of the Hogg Robinson Group shall only sub-license the Software or Products to their Customers pursuant to an agreement with terms that are at least as protective as those set forth herein for protection of such Software and Products. HR shall ensure that all such Customers comply with such agreement and with all relevant restrictions and obligations of HR under this Agreement. Notwithstanding the foregoing, HR shall remain fully responsible and liable for any and all acts and/or omissions of such sub-licensees, and ETRX shall not be required to seek recourse against any such party in lieu of or prior to seeking recourse against HR,

2.6	HR and its sublicensees shall procure that the Customers referred to in Clause 2.5 above may not under any circumstances whatsoever sub-licence, rent, lease or assign any of the Software or Products for money or any other consideration or free of charge.

3.	ETRX’S PROPRIETARY RIGHTS; HR RESTRICTIONS

3.1	HR acknowledges and agrees that the Software and its related documentation and all Intellectual Property Rights related thereto are proprietary to ETRX or its licensors and are protected by copyright law, international treaty and other applicable laws. By virtue of this Agreement, HR acquires only the non-exclusive right to use and sub-license the Software and related documentation, as provided in this Agreement and does not acquire any rights of ownership in such materials. Save as provided for in the Amended and Restated Software Development Agreement, ETRX, or its Licensors, shall at all times retain all rights, title and interest in the Software, related documentation, and any derivatives thereof.

3.2

HR undertakes not to cause or permit the reverse engineering, disassembly, or decompilation of the Software, except to reproduce machine-readable object code portions for backup purposes and installation of new releases of Software and except as provided under section 50B of the Copyright, Designs and Patents Act 1988. HR will not copy or permit any of the Software or related manuals or documentation to be copied by any means, except for bona fide internal security, installation or backup purposes and except as provided under section 50A of the Copyright, Designs and Patents Act 1988 or for reasonable operational purposes (provided always that where copied for such reasonable operational purposes, such copying shall be pursuant to a reasonable operational requirement on HR and shall be done only where necessary and in good faith). Any copies made shall include all copyright or proprietary notices. The restrictions in this clause are imposed under penalty of termination but not exclusive of ETRX’s other remedies.

3.3	HR will inform all relevant employees, agents, sub-contractors and sub-licensees that the Software constitutes ETRX’s or its licensors’ Confidential Information, and that (save as provided for in Clause 3.1 above) all Intellectual Property Rights in it belong to ETRX or its licensors, and HR will take all reasonable steps within its power necessary to ensure that HR employees, agents, sub-contractors and sub-licensees comply with the provisions of this clause.

3.4	HR agrees not to remove, alter, or conceal any product identification, copyright notices, or proprietary restrictions from the Software or Product, the media on which it is delivered, or related documentation and to reproduce all such notices on any copies of the Software, Product and documentation created by HR.

3.5	Notwithstanding any other provisions of this Agreement or the Amended and Restated Support Agreement or the Amended and Restated Software Development Agreement to the contrary, the parties acknowledge and agree as follows:

3.5.1	subject to Clause 3.5.2, ETRX does not intend to update or enhance the Software after the Effective Date;

3.5.2	during the Term ETRX shall cause the functionality of the Software to be no less than that in effect as of the Effective Date; and

3.5.3	HR shall not request any development or modification of the Software under the Amended and Restated Software Development Agreement or otherwise.

4.	PRICING AND PAYMENT

4.1	The licence fees (“Fees”) for the Product(s) licensed pursuant to this Agreement are set forth in Schedule 1 hereto. Prices are quoted and payments must be made in sterling. Payments are due in accordance with the terms set forth in Schedule 1. *

*        CONFIDENTIAL TREATMENT REQUESTED

4.2	*

4.3	*

4.4	*

5.	LIMITED WARRANTY

5.1	ETRX represents and warrants to HR that it has the right under the Software Licence Agreement to license the Software as provided herein. ETRX warrants that to the best of its knowledge from the date of payment of the licence fee for the Software, it shall be free of any and all “time bombs” or disabling mechanisms and ETRX agrees to pay for any data lost as a result of the same. ETRX further warrants that its quality testing procedures include testing for software viruses using such virus testing utilities as are agreed from time to time.

5.2	ETRX shall not be liable to HR for any claim or defect arising from or based upon (i) any alteration or modification of any Software not provided, authorised, or contemplated by ETRX; (ii) problems with HR’s equipment or other software; or (iii) any other cause beyond the control of ETRX.

5.3	This clause constitutes the only warranty provided by ETRX in respect of the Software and ETRX’s obligations set out in this Agreement replace all undertakings, guarantees, and warranties, express or implied, in law or otherwise, including any warranty of satisfactory quality or fitness for a particular purpose, which HR must have sole responsibility for determining. Without prejudice to this warranty, HR acknowledges in this connection that:

(a)	The Software cannot be tested in advance in every possible operating combination and environment;

(b)	It is not possible to produce Software known to be error-free in all circumstances;

*        CONFIDENTIAL TREATMENT REQUESTED

(c)	Not all errors can be rectified.

5.4	EXCEPT AS EXPRESSLY PROVIDED IN THIS CLAUSE, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY ETRX WITH RESPECT TO THE PRODUCT, ANY SOFTWARE RELEASE, THE DOCUMENTATION OR ANY OTHER MATTER, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT PREJUDICE TO THE WARRANTY IN CLAUSE 5.1 THAT THE SOFTWARE WILL OPERATE SUBSTANTIALLY IN ACCORDANCE WITH THE SPECIFICATIONS, AS THE SAME MAY BE MODIFIED BY AGREEMENT, ETRX DOES NOT WARRANT THAT ALL ERRORS IN THE PRODUCT CAN OR WILL BE CORRECTED.

6.	INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT

6.1	Subject to the terms of this Clause, and at ETRX’s expense, ETRX will defend HR against any claim that the Software furnished hereunder infringes any Intellectual Property Rights of a third party, and will indemnify HR against any liability, damage, or expense (including court costs and reasonable attorneys’ fees) arising from a final award against HR based on a Claim, provided HR: (i) promptly notifies ETRX in writing of any Claim upon becoming aware of it; (ii) grants ETRX sole control to exclusively defend, settle or appeal any such Claim; (iii) assists and cooperates with ETRX and gives ETRX complete and accurate information which is within the knowledge of HR, as reasonably requested by ETRX, to enable ETRX to defend, compromise, settle or appeal any such Claim,; and (iv) has complied with the terms of this Agreement. The provisions of this Clause shall not prohibit HR’s participation with ETRX in the defence or appeal of any such claim or judgement should HR choose to participate, at its own expense (such expense not being indemnified by ETRX) and with attorneys of its own choice, provided that ETRX shall have sole control and authority with respect to any such defence, compromise, settlement, appeal or similar action.

6.2	ETRX shall have no obligation to HR under this Clause to the extent that the actual or alleged infringement is based upon (i) any modification or alteration of the Software that was not supplied by ETRX, or (ii) the use of the Software in combination with any other software or equipment, where such actual or alleged infringement would not have arisen in the absence of such combination.

6.3	Should HR’s right to continue to use the Software pursuant hereto be enjoined by a court because the Software is declared to infringe a valid patent, copyright, trade secret or trademark, ETRX shall not be in breach of the Agreement if ETRX either promptly: (i) procures for HR the right to continue to use the Software; (ii) modifies the Software to render it non-infringing but substantially functionally equivalent to the Software prior to such modification; or (iii) replaces the Software with non-infringing software that is substantially functionally equivalent to the Software. In the event that none of the options set forth in this Section 6.3 are reasonably possible or effective, ETRX shall been titled to terminate this Agreement insofar as it relates to such Software and refund to HR the licence fee paid for the particular Product or Software Release found to be infringing, less 1/120 of such amount for each month following the expiration of the Warranty Period in which HR maintained possession of the Product or Software Release.

6.4	THIS CLAUSE STATES ETRX’S ENTIRE OBLIGATION TO HR REGARDING ANY ACTUAL OR ALLEGED INFRINGEMENT, VIOLATION OR MISAPPROPRIATION OF ANY THIRD PARTY’S INTELLECTUAL PROPERTY OR OTHER PROPRIETARY RIGHTS RELATING TO THE SOFTWARE.

6.5	The indemnity given under this Clause 6 shall not be limited by Clause 7.3.

7.	LIMITATION OF LIABILITY

7.1	EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER ETRX NOR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUB-CONTRACTORS, WILL BE LIABLE TO HR IN CONNECTION WITH ETRX’S PERFORMANCE OF THIS AGREEMENT OR HR’S USE OF THE SOFTWARE. IN NO EVENT WILL EITHER PARTY OR THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS OR SUB-CONTRACTORS BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF, OR ARISING OUT OF HR’S POSSESSION OF, USE OF OR INABILITY TO USE THE SOFTWARE, OR ANY PORTION THEREOF. SUCH EXCLUDED DAMAGES INCLUDE, WITHOUT LIMITATION, DAMAGES OR COSTS INCURRED AS A RESULT OF LOSS OF TIME, LOSS OF DATA OR LOSS OF PROFITS THAT MAY ARISE IN CONNECTION WITH THE USE OF OR INABILITY TO USE THE SOFTWARE, REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS REASONABLY FORESEEABLE OF EITHER PARTY WAS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE AND WHETHER SUCH DAMAGES OR CLAIMS ARE BASED ON BREACH OF WARRANTY OR CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

7.2	ETRX WILL NOT BE LIABLE DIRECTLY TO ANY THIRD PARTY FOR ANY CLAIMS AGAINST HR BY THAT THIRD PARTY.

7.3	SUBJECT TO CLAUSE 6, IN NO EVENT WILL EITHER PARTY’S LIABILITY FOR ANY DAMAGES OR INJURIES TO THE OTHER PARTY HEREUNDER EVER EXCEED * REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCT LIABILITY OR OTHERWISE.

7.4	Nothing in this Agreement shall operate to limit or exclude the liability of either party in respect of death or personal injury arising as a result of the negligence of that party.

8.	TERM AND TERMINATION

8.1

This Agreement shall be effective from the Effective Date and shall continue for an initial term of 2 years unless earlier terminated as provided for herein. Upon the expiration of this initial term this Agreement shall be automatically renewed for additional one (1) year terms, unless either party provides the other with notice of cancellation of this Agreement at least 30 days prior to expiration of then current term in

*        CONFIDENTIAL TREATMENT REQUESTED

which case this Agreement shall expire at the end of such current term or unless otherwise terminated under this agreement.

8.2	This Agreement and the licences granted under it shall automatically terminate upon the termination of the Amended and Restated Service Bureau Software Services Agreement.

8.3	A party (the “Initiating Party”) may terminate this Agreement with immediate effect by written notice to the other party (the “Breaching Party”) on or at any time after the occurrence of an event specified in Clause 8.4 in relation to the Breaching Party.

8.4	The events are:

8.4.1	the Breaching Party being in material breach of an obligation under this Agreement and, if the breach is capable of remedy, failing to remedy the breach within 30 days starting on the day after receipt of written notice from the Initiating Party giving details of the breach and requiring the Breaching Party to remedy the breach;

8.4.2	the Breaching Party passing a resolution for its winding up or a court of competent jurisdiction making an order for the Breaching Party’s winding up or dissolution;

8.4.3	the making of an administration order in relation to the Breaching Party or the appointment of a receiver over, or an encumbrancer taking possession of or selling, an asset of the Breaching Party;

8.4.4	the Breaching Party making an arrangement or composition with its creditors generally or making an application to a court of competent jurisdiction for protection from its creditors generally;

8.5	HR may terminate this Agreement and the licences under it immediately upon written notice to ETRX within 60 days following: (a) a change of control of ETRX (whether such control is exercised as sole or joint control, with a third party) occurring other than as a result of a change of control of HR; or (b) if BCD Technology S.A. or another company owned or under the control of BCD Technology S.A. cease to hold the majority of the voting rights in TRX and/or WTT UK Limited. In this clause, “control” means the ability to direct the affairs of another whether by way of contract, ownership of shares or otherwise.

8.6	Upon termination of this Agreement for any reason, HR shall immediately cease all use of the Software, remove all copies of the Product from its computers and return to ETRX all Software Releases and related documentation. Termination of this Agreement shall not affect the validity of any sub-licences granted by HR of the Software and shall be without prejudice to any other legal remedies, accrued rights or outstanding liabilities of either party at date of termination. Notwithstanding any other provision of this clause the parties shall work together so far as is reasonably possibly with the aim of minimising disruption to end users.

8.7	Such provisions of this Agreement as are required to survive its termination or expiry in order to give full force and effect to the rights and obligations of the parties hereunder shall be deemed to so survive.

9.	NON-SOLICITATION

9.1	The Parties agree that the education, training and retention of their respective employees are essential, and each party agrees that during the terms of this Agreement and for a period of 6 months thereafter, neither party shall, directly or indirectly, recruit or solicit any employee of the other without prior written consent of the other party. In the event either party shall violate the terms of this paragraph, the soliciting or hiring party shall pay the other party, upon receipt of written demand, an amount equal to the greater of three months’ compensation of such employee at the rate paid immediately prior to such hiring.

10.	JOINT OVERSIGHT COMMITTEE

10.1	The parties will (except to the extent that the Dispute Resolution Procedure is applied) address all ongoing issues hereunder through the process detailed in Clause 13 of the Amended and Restated Service Bureau Software Services Agreement.

11.	GOVERNING LAW AND DISPUTE RESOLUTION

11.1	This Agreement is governed by and shall be construed in accordance with English law.

11.2	The parties shall make all reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the parties, the Managing Director of ETRX and the Program Director of HR will attempt to reach an amicable resolution. If either of them reasonably determines that an amicable resolution cannot be reached, they shall submit such dispute in writing (a “Dispute Notice”) to the CEO of TRX Inc and the Business Technology Director of HR (the “Management Representatives”), who shall use their best efforts to resolve it or to negotiate an appropriate modification or amendment.

11.3	Escalation. Except as otherwise provided in this Agreement, neither party shall be permitted to bring proceedings against the other (save for injunctive relief) until the earlier of (i) the date the Management Representatives conclude in good faith that an amicable resolution of the dispute through continued negotiation is unlikely, or (ii) sixty days from the date of submission of a Dispute Notice by either party.

11.4	The courts of England and Wales have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, “Proceeding” and “Disputes”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England and Wales.

11.5	Each party irrevocably waives any objection which it might at any time have to the courts of England and Wales being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England and Wales are not a convenient or appropriate forum.

12.	CONFIDENTIALITY

12.1	During the course of this Agreement a party (the “Receiving Party”) may come into possession of technology, computer software, documentation, trade secrets, products, copyrights or other confidential and proprietary information (“Confidential Information”) of the other (the “Disclosing Party”).

12.2	In respect of the Disclosing Party’s Confidential Information, the Receiving Party:

12.2.1	may not use Confidential Information for a purpose other than the performance of its obligations and/or the exercise of its rights under this Agreement;

12.2.2	may not disclose Confidential Information to a person except with the prior written consent of the Disclosing Party or in accordance with Clauses 12.3 and 12.4; and

12.2.3	shall make commercially reasonable efforts to prevent the use or disclosure of Confidential Information

12.3	The Receiving Party may disclose Confidential Information of the Disclosing Party to any of its Group members, directors, other officers, employees, sub-contractors and (in the case of HR) existing and potential customers (a “Recipient”) to the extent that disclosure is desirable for the purposes of this Agreement.

12.4	The Receiving Party shall ensure that a Recipient is made aware of and complies with the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement. The Receiving Party shall be liable for any and all acts or omissions of its Recipient which violate the Receiving Party’s obligations of confidentiality hereunder.

12.5	Clauses 12.2 to 12.4 do not apply to Confidential Information which:

12.5.1	is at the date of this Agreement, or at any time after that date becomes, publicly known other than by the Receiving Party’s or Recipient’s breach of this Agreement;

12.5.2	can be shown by the Receiving Party to the Disclosing Party’s reasonable satisfaction to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party;

12.5.3	was developed by the Receiving Party or another member of its Group independently from and without reference to the Confidential Information of the Disclosing Party or any member(s) of its Group; or

12.5.4	is required to be disclosed by law or any regulatory authority.

12.6	The Receiving Party’s obligation with respect to the Confidential Information of the Disclosing Party shall survive the termination or expiry of this Agreement, and Clause 7.3 shall not apply to breaches of this Clause 12.

13.	FORCE MAJEURE

13.1	If a party (the “Affected Party”) is prevented, hindered or delayed from or in performing any of its obligations (other than the payment of monies) under this Agreement by a Force Majeure Event:

13.1.1	the Affected Party’s obligations under this Agreement are suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered or delayed;

13.1.2	as soon as reasonably possible after the start of the Force Majeure the Affected Party shall notify the other party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

13.1.3	the Affected Party shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement; and

13.1.4	as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other party in writing that the Force Majeure Event has ended and resume performance of its obligations under this Agreement.

13.2	If the Force Majeure Event continues for more than three months starting on the day the Force Majeure Event starts, the non-Affected Party may terminate this Agreement by giving not less than 30 days’ written notice to the Affected Party.

In this Clause, “Force Majeure Event” means an event beyond the reasonable control of the Affected Party including, without limitation, act of God, war, riot, civil commotion, malicious damage, compliance with a law or governmental order, rule, regulation or direction, accident or breakdown of plant or machinery not due to the negligence of the Affected Party, fire, flood and storm.

14.	GENERAL

14.1	This Agreement, including the Schedules hereto, as well as the Amended and Restated Support Agreement, Amended and Restated Service Bureau Agreement and Amended and Restated Software Development Agreement represents the entire understanding and agreement between the parties relating to the subject matter, and supersedes any and all previous discussions and communications. No employee or agent of ETRX nor any distributor is authorized to make any additional representations or warranties related to the Software unless such representation or warranty is formalised between the parties in writing. Any subsequent amendments and/or additions hereto are effective only if in writing and signed by both parties.

14.2

Neither party may assign or delegate its rights or obligations under this Agreement without the prior written consent of the other, save that a party shall not unreasonably withhold its consent to the assignment or delegation by the other of its rights and/or obligations to a 75% owned subsidiary of that party, provided that it is satisfied that such subsidiary has the financial and other resources in order properly to perform that party’s obligations hereunder. Subject to the foregoing limitation on assignment, this Agreement is binding upon and inures to the benefit of the successors and assigns of the respective parties hereto.

14.3	ETRX acknowledges that HR is entering into this agreement on its own behalf and also on behalf of and for the benefit of the Hogg Robinson Group, and HR and the Hogg Robinson Group shall accordingly: (a) have the benefit of and shall be entitled to enforce all rights granted to HR under this Agreement; and (b) be invoiced directly by ETRX (or such other ETRX-nominated entity as HR may approve in writing, such approval not to be unreasonably withheld) for all Software or Products provided to them hereunder.

14.4	The failure of either party at any time to require performance by the other party of any provision hereof is not to affect in any way the full rights of such party to require such performance at any time thereafter, nor is the waiver by either party of a breach of any provision hereof to be taken or held to be a waiver of the provisions itself or any future breach. Any waiver must be in writing and signed by the waiving party to be effective.

14.5	The parties hereto are independent contractors, and nothing in this Agreement is to be construed to create a partnership, joint venture, or agency relationship between ETRX and HR.

14.6	If any of the provisions of this Agreement is judged to be illegal or unenforceable, the continuation in full force and effect of the remainder of them will not be prejudiced.

14.7	Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in this clause and may be:

14.7.1	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

14.7.2	sent to the relevant address by prepaid registered mail with advance telefax, in which case it shall be deemed to have been given 2 business days after the date of posting (business days meaning any day on which commercial banks in London are fully open for business).

14.8	The addresses and other details of the parties referred to in this clause are, subject to notification of change, as below:

Name:	Hogg Robinson

For the attention of:	The Company Secretary

Address:	Global House, Victoria Street, Basingstoke, Hampshire, RG21 3BT

Fax number:	*

* CONFIDENTIAL TREATMENT REQUESTED

Name:	e-TRX Limited

For the attention of:	Managing Director

Address:	Sutherland House Russell Way Crawley West Sussex RH 10 1UH

with a copy to:

Name:	TRX, Inc. (on behalf of any and all of the TRX Party)

For the attention of:	President with a copy to Ralph Manaker (General Counsel and Executive VP)

Address:	6 West Druid Hills Drive Atlanta, Georgia 30329 U.S.A.

Fax number:	*

14.8	This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement.

* CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto made and entered in this Agreement as of the date first above written.

e-TRX LIMITED		HOGG ROBINSON PLC

By:	/s/ Ralph Manaker	By:	/s/ Hogg Robinson plc

SCHEDULE 1

LICENSED SOFTWARE AND FEES

Licensed Products	* Software Release Fees

*

*        CONFIDENTIAL TREATMENT REQUESTED